UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2013 (July 24, 2013)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Second Quarter 2013 Results

Summary

On July 24, 2013, SL Green Realty Corp. (the “Company”) reported funds from operations (“FFO”) of $120.5 million, or $1.27 per diluted share, for the quarter ended June 30, 2013 inclusive of charges related to the redemption of the Series C Cumulative Redeemable Preferred Stock of $12.2 million, or $0.13 per diluted share, and transaction costs of $1.7 million, or $0.02 per diluted share, compared to $179.0 million, or $1.92 per diluted share, for the same quarter in 2012 after giving consideration to transaction costs of $2.0 million, or $0.02 per diluted share.  The prior year results reflect additional income of $67.9 million, or $0.73 per diluted share, related to profit, from the recapitalization of 717 Fifth Avenue.

Net income attributable to common stockholders totaled $8.3 million, or $0.09 per diluted share, for the quarter ended June 30, 2013, compared to $103.0 million, or $1.14 per diluted share, for the same quarter in 2012.

Operating and Leasing Activity

For the second quarter of 2013, the Company reported revenues and operating income of $365.1 million and $207.4 million, respectively, compared to $344.5 million and $264.2 million, respectively, for the same period in 2012.

Same-store cash NOI on a combined basis increased by 2.2 percent to $184.8 million for the quarter ended June 30, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 2.4 percent to $160.8 million and unconsolidated joint venture property same-store cash NOI increased 0.9 percent to $24.0 million.

Same-store cash NOI on a combined basis increased by 3.3 percent to $366.0 million for the six months ended June 30, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 3.6 percent to $318.4 million and unconsolidated joint venture property same-store cash NOI increased 1.4 percent to $47.7 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio at June 30, 2013 increased to 94.4 percent compared to 93.8 percent at June 30, 2012 and 94.3 percent at March 31, 2013.

During the quarter, the Company signed 69 office leases in its Manhattan portfolio totaling 768,682 square feet.  Twenty-nine leases totaling 228,159 square feet represented office leases that replaced previous vacancy. Forty office leases comprising 540,523 square feet, which had been occupied within the prior twelve months, had average starting rents of $65.32 per rentable square foot, representing an 11.7 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the second quarter was 7.1 years and average tenant concessions were 3.3 months of free rent with a tenant improvement allowance of $32.17 per rentable square foot.

During the quarter, 641,012 square feet of office leases commenced in the Manhattan portfolio.  Office leases totaling 131,210 square feet replaced previous vacancy. Office leases comprising the remaining 509,802 square feet, which had been occupied within the prior twelve months, had average starting rents of $56.60 per rentable square foot, representing a 5.0 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio increased to 80.5 percent at June 30, 2013, compared to 80.2 percent at March 31, 2013.

During the quarter, the Company signed 44 office leases in the Suburban portfolio totaling 269,955 square feet.  Twenty leases totaling 99,582 square feet represented office leases that replaced previous vacancy. Twenty-four office leases comprising the remaining 170,373 square feet, which had been occupied within the prior twelve months, had average starting rents of $30.46 per rentable square foot, representing a 10.6 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the second quarter was 6.2 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $17.49 per rentable square foot.

During the quarter, 211,056 square feet of office leases commenced in the Suburban portfolio.  Leases totaling 59,648 square feet represented office leases that replaced previous vacancy. Office leases comprising 151,408 square feet had been occupied within the prior twelve months and had average starting rents of $34.25 per rentable square foot, representing a 10.3 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the second quarter included:

•                  Early renewal on 178,024 square feet with The Travelers Indemnity Company for 5.0 years at 485 Lexington Avenue bringing the remaining lease term to 8.2 years;

•                  Early renewal and expansion on 72,080 square feet with IMG Worldwide, Inc. for a weighted average term of 10.1 years at 304 Park Avenue South bringing the remaining lease term to 14.8 years;

•                  New lease on 52,450 square feet with Pandora Media, Inc. for 10.0 years at 125 Park Avenue;

•                  New lease on 49,541 square feet with Blue Mountain Realty, LLC for 10.0 years at 280 Park Avenue;

•                  New lease on 49,541 square feet with Promontory Financial Group, LLC for 10.0 years at 280 Park Avenue;

•                  Early renewal on 37,224 square feet with Deloitte LLP for 10.0 years at Jericho Plaza bringing the remaining lease term to 11.1 years;

•                  Early renewal on 36,920 square feet with SGS North America, Inc. for 11.0 years at The Meadows bringing the remaining lease term to 11.8 years; and

•                  Early renewal on 35,113 square feet with Beth Israel Medical Center for 15.6 years at 555 West 57th Street bringing the remaining lease term to 16.6 years.

Marketing, general and administrative, or MG&A, expenses for the quarter ended June 30, 2013 were $21.5 million, or 5.0 percent of total revenues including the Company’s share of joint venture revenue compared to $20.7 million, or 5.2 percent for the quarter ended June 30, 2012.

Real Estate Investment Activity

In March 2013, the Company entered into an agreement to sell its 130,000 square foot property located at 300 Main Street in Stamford, Connecticut for $13.5 million.  The property, which was acquired by the Company in January 2007, is encumbered by an $11.5 million first mortgage.  The sale is expected to close during the third quarter of 2013, subject to customary closing conditions.

In April 2013, the Company acquired interests from its joint venture partner, City Investment Fund, in 16 Court Street in Brooklyn, in a transaction which valued the Property at $96.2 million, inclusive of the $84.6 million mortgage encumbering the property.  This property, which was originally acquired by the joint venture in July 2007, was previously accounted for as an investment in unconsolidated joint ventures.

In June 2013, the Company entered into an agreement to sell its 345,400 square foot property located at 333 West 34th Street in Manhattan for $220.3 million, or approximately $630 per square foot.  The building which was acquired by the Company in June 2007, is 100 percent occupied and is unencumbered by debt.  The sale is expected to close during the third quarter of 2013, subject to customary closing conditions.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.2 billion at June 30, 2013.  During the second quarter, the Company purchased and originated new debt and preferred equity investments totaling $79.0 million, all of which are collateralized by New York City commercial office properties, and recorded $297.1 million of principal reductions from investments that were sold or repaid. The debt and preferred equity investment portfolio had a weighted average maturity of 2.37 years as of June 30, 2013 and had a weighted average yield during the quarter ended June 30, 2013 of 10.96 percent.

During the second quarter, the Company recorded additional income of $6.4 million in connection with the repayment at par of the first mortgage secured by interests in 315 Park Avenue South, Manhattan. The Company acquired this non-performing loan with an original balance of $219.0 million in November 2012.

Financing and Capital Activity

In April 2013, the Company refinanced the previous $119.6 million first mortgage at 1552-1560 Broadway with a new three-year construction financing facility totaling $200.0 million, which carries a weighted average floating rate of interest of 317 basis points over the 30-day LIBOR.

In April 2013, the Company refinanced the maturing $12.0 million mortgage at 21 East 66th Street with a new $12.0 million 10-year mortgage which bears interest at a fixed rate of 3.6 percent.

In May 2013, the Company refinanced the maturing $53.2 million mortgage at 29 West 34th Street with a new $53.2 million five-year mortgage which carries a floating rate of interest of 190 basis points over the 30-day LIBOR.

During the second quarter, the Company redeemed all 7,700,000 outstanding shares of its 7.625% Series C Cumulative Redeemable Preferred Stock at a redemption price of $25.00 per share, plus $0.3495 per share in accumulated and unpaid dividends on such shares through the redemption date.

Dividends

During the second quarter of 2013, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.33 per share of common stock, which was paid on July 15, 2013 to stockholders of record on the close of business on July 1, 2013; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period April 15, 2013 through and including July 14, 2013, which was paid on July 15, 2013 to stockholders of record on the close of business on July 1, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.625 per share.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company presents FFO because it consider it an important supplemental measure of the Company’s operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties.  The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s  liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.  FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Same-Store Net Operating Income, Same-Store Cash Net Operating Income and Related Measures

The Company presents same-store net operating income, same-store cash net operating income, same-store joint venture net operating income, and same-store joint venture cash net operating income because the Company believes that these measures provide investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2012 and still owned in the same manner at the end of the current quarter, the Company determines same-store net operating income by subtracting same-store property operating expenses and ground rent from same-store recurring rental and tenant reimbursement revenues. Same-store cash net operating income is derived by deducting same-store straight line and free rent from, and adding same-store tenant credit loss allowance to, same-store net operating income. Same-store joint venture net operating income and same-store joint venture cash net operating income are calculated in the same manner as noted above, but includes just the Company’s pro-rata share of the joint venture net operating income. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental revenue, net	$273,307	$263,838	$539,755	$520,595
Escalation and reimbursement	39,381	40,967	79,926	82,080
Investment and preferred equity income	46,731	33,448	99,439	59,786
Other income	5,726	6,282	11,493	16,659
Total revenues	365,145	344,535	730,613	679,120
Expenses:
Operating expenses (including approximately $4,319 and $8,469 (2013) and $4,773 and $8,244 (2012) paid to related parties)	69,432	67,434	141,630	139,319
Real estate taxes	52,710	52,256	106,114	103,453
Ground rent	8,649	8,890	19,640	17,696
Interest expense, net of interest income	83,276	82,159	164,447	162,130
Amortization of deferred financing costs	4,240	3,553	8,703	7,133
Depreciation and amortization	82,020	76,207	161,114	151,739
Loan loss and other investment reserves, net of recoveries	—	—	—	564
Transaction related costs	1,711	1,970	3,068	3,026
Marketing, general and administrative	21,514	20,721	42,582	40,917
Total expenses	323,552	313,190	647,298	625,977
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	41,593	31,345	83,315	53,143
Equity in net (loss) income from unconsolidated joint ventures	(3,761)	70,890	1,313	69,330
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(3,583)	9,534	(3,583)	16,794
Loss on sale of investment in marketable securities	(8)	—	(65)	—
Purchase price fair value adjustment	(2,305)	—	(2,305)	—
Depreciable real estate reserves, net of recoveries	—	5,789	—	5,789
Loss on early extinguishment of debt	(10)	—	(18,523)	—
Income from continuing operations	31,926	117,558	60,152	145,056
Net (loss) income from discontinued operations	(678)	899	320	1,931
Gain on sale of discontinued operations	—	—	1,113	6,627
Net income	31,248	118,457	61,585	153,614
Net income attributable to noncontrolling interests in the Operating Partnership	(244)	(3,421)	(799)	(4,309)
Net income attributable to noncontrolling interests in other partnerships	(3,004)	(3,887)	(5,905)	(4,958)
Preferred unit distributions	(565)	(565)	(1,130)	(962)
Net income attributable to SL Green	27,435	110,584	53,751	143,385
Preferred stock redemption costs	(12,160)	—	(12,160)	—
Perpetual preferred stock dividends	(6,999)	(7,544)	(14,406)	(15,089)
Net income attributable to SL Green common stockholders	$8,276	$103,040	$27,185	$128,296

Earnings Per Share (EPS)
Net income per share (Basic)	$0.09	$1.15	$0.30	$1.45
Net income per share (Diluted)	$0.09	$1.14	$0.30	$1.45

Funds From Operations (FFO)
FFO per share (Basic)	$1.28	$1.93	$2.44	$3.05
FFO per share (Diluted)	$1.27	$1.92	$2.43	$3.03

Basic ownership interest
Weighted average REIT common shares for net income per share	91,660	89,789	91,530	88,265
Weighted average partnership units held by noncontrolling interests	2,652	3,193	2,694	3,121
Basic weighted average shares and units outstanding for FFO per share	94,312	92,982	94,224	91,386

Diluted ownership interest
Weighted average REIT common share and common share equivalents	91,884	90,158	91,758	88,645
Weighted average partnership units held by noncontrolling interests	2,652	3,193	2,694	3,121
Diluted weighted average shares and units outstanding	94,536	93,351	94,452	91,766

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets

Commercial real estate properties, at cost:
Land and land interests	$2,866,048	$2,886,099
Buildings and improvements	7,393,930	7,389,766
Building leasehold and improvements	1,352,953	1,346,748
Properties under capital lease	50,332	40,340
	11,663,263	11,662,953
Less accumulated depreciation	(1,502,694)	(1,393,323)
	10,160,569	10,269,630
Assets held for sale	207,665	4,901
Cash and cash equivalents	198,969	189,984
Restricted cash	130,483	136,071
Investment in marketable securities	26,266	21,429
Tenant and other receivables, net of allowance of $20,466 and $21,652 in 2013 and 2012, respectively	51,646	48,544
Related party receivables	6,845	7,531
Deferred rents receivable, net of allowance of $29,821 and $29,580 in 2013 and 2012, respectively	360,954	340,747
Debt and preferred equity investments, net of discounts and deferred origination fees of $27,107 and $22,341 and allowance of $7,000 both in 2013 and 2012, respectively	1,227,421	1,348,434
Investments in and advances to unconsolidated joint ventures	1,085,793	1,032,243
Deferred costs, net	246,058	261,145
Other assets	699,256	718,326
Total assets	$14,401,925	$14,378,985

Liabilities
Mortgages and other loans payable	$4,835,231	$4,615,464
Revolving credit facility	40,000	70,000
Term loan and senior unsecured notes	1,735,205	1,734,956
Accrued interest and other liabilities	72,415	73,769
Accounts payable and accrued expenses	138,029	159,598
Deferred revenue	296,930	312,995
Capitalized lease obligations	47,240	37,518
Deferred land leases payable	19,948	20,897
Dividend and distributions payable	34,740	37,839
Security deposits	53,604	46,253
Liabilities related to assets held for sale	11,894	136
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,385,236	7,209,425

Commitments and contingencies	—	—
Noncontrolling interests in the Operating Partnership	243,925	212,907
Series G preferred units, $0.01 par value, $25.00 liquidation preference, 1,902 issued and outstanding at both June 30, 2013 and December 31,2012	47,550	47,550
Series H preferred units, $0.01 par value, $25.00 liquidation preference, 80 issued and outstanding at both June 30, 2013 and December 31, 2012	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity:
Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 7,700 issued and outstanding at December 31, 2012	—	180,340
Series I perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2013 and December 31, 2012	221,932	221,965
Common stock, $0.01 par value 160,000 shares authorized, 95,376 and 94,896 issued and outstanding at June 30, 2013 and December 31, 2012, respectively (inclusive of 3,563 and 3,646 shares held in Treasury at June 30, 2013 and December 31, 2012, respectively)	955	950
Additional paid-in capital	4,716,012	4,667,900
Treasury stock-at cost	(316,768)	(322,858)
Accumulated other comprehensive loss	(18,622)	(29,587)
Retained earnings	1,631,287	1,701,092
Total SL Green Realty Corp. stockholders’ equity	6,234,796	6,419,802
Noncontrolling interests in other partnerships	488,418	487,301
Total equity	6,723,214	6,907,103
Total liabilities and equity	$14,401,925	$14,378,985

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
FFO Reconciliation:

Net income attributable to common stockholders	$8,276	$103,040	$27,185	$128,296
Add:
Depreciation and amortization	82,020	76,207	161,114	151,739
Discontinued operations depreciation adjustments	1,617	1,605	3,212	3,156
Joint venture depreciation and noncontrolling interest adjustments	17,620	6,366	25,148	15,507
Net income attributable to noncontrolling interests	3,248	7,308	6,704	9,267
Less:

Gain on sale of discontinued operations	—	—	1,113	6,627
Equity in net (loss) gain on sale of interest in joint venture/real estate	(3,583)	9,534	(3,583)	16,794

Purchase price fair value adjustment	(2,305)	—	(2,305)	—
Depreciable real estate reserve, net of recoveries	(2,150)	5,789	(2,150)	5,789
Depreciation on non-rental real estate assets	343	209	588	476
Funds From Operations	$120,476	$178,994	$229,700	$278,279

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, noncontrolling interests and discontinued operations	$41,593	$31,345	$	$

Equity in net (loss) income from unconsolidated joint ventures	(3,761)	70,890	(3,761)	70,890
Depreciation and amortization	82,020	76,207	26,246	15,807
Interest expense, net of interest income	83,276	82,159	19,846	21,407
Amortization of deferred financing costs	4,240	3,553	2,979	1,170
Loss on early extinguishment of debt	(10)	—	—	—
Operating income	$207,358	$264,154	$45,310	$109,274

Marketing, general & administrative expense	21,514	20,721	—	—
Net operating income from discontinued operations	3,256	2,671	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs	1,711	1,970	15	38

Non-building revenue	(48,640)	(35,320)	(4,162)	(71,487)
Equity in net loss (income) from unconsolidated joint ventures	3,761	(70,890)	—	—
Loss on early extinguishment of debt	10	—	—	—
Net operating income (NOI)	188,970	183,306	41,163	37,825	$230,133	$221,131

Net operating income from discontinued operations	(3,256)	(2,671)	—	—	(3,256)	(2,671)
NOI from other properties/affiliates	(10,030)	(6,820)	(15,159)	(13,231)	(25,189)	(20,051)
Same-Store NOI	$175,684	$173,815	$26,004	$24,594	$201,688	$198,409

Ground lease straight-line adjustment	1,232	172	—	—	1,232	172

Straight-line and free rent	(13,238)	(14,098)	(546)	(447)	(13,784)	(14,545)
Rental income — FAS 141	(2,855)	(2,881)	(1,448)	(352)	(4,303)	(3,233)
Same-store cash NOI	$160,823	$157,008	$24,010	$23,795	$184,833	$180,803

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, noncontrolling interests and discontinued operations	$83,315	$53,143	$	$

Equity in net income from unconsolidated joint ventures	1,313	69,330	1,313	69,330
Depreciation and amortization	161,114	151,739	42,256	31,863
Interest expense, net of interest income	164,447	162,130	39,388	44,827
Amortization of deferred financing costs	8,703	7,133	5,341	1,797
Loss on early extinguishment of debt	(18,523)	—	—	—
Operating income	$400,369	$443,475	$88,298	$147,817

Marketing, general & administrative expense	42,582	40,917	—	—
Net operating income from discontinued operations	6,012	6,112	—	—
Loan loss and other investment reserves, net of recoveries	—	564	—	—
Transaction related costs	3,068	3,026	15	199

Non-building revenue	(101,784)	(66,208)	(8,404)	(75,122)
Equity in net income from unconsolidated joint ventures	(1,313)	(69,330)	—	—
Loss on early extinguishment of debt	18,523	—	—	—
Net operating income (NOI)	367,457	358,556	79,909	72,894	$447,366	$431,450

Net operating income from discontinued operations	(6,012)	(6,112)	—	—	(6,012)	(6,112)
NOI from other properties/affiliates	(13,671)	(8,874)	(28,741)	(24,154)	(42,412)	(33,028)
Same-Store NOI	$347,774	$343,570	$51,168	$48,740	$398,942	$392,310

Ground lease straight-line adjustment	3,121	344	—	—	3,121	344

Straight-line and free rent	(26,518)	(31,569)	(1,614)	(1,115)	(28,132)	(32,684)
Rental income — FAS 141	(6,024)	(5,006)	(1,859)	(606)	(7,883)	(5,612)
Same-store cash NOI	$318,353	$307,339	$47,695	$47,019	$366,048	$354,358

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	June 30,
	2013	2012
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,282	23,972
Portfolio percentage leased at end of period	94.2%	93.7%
Same-Store percentage leased at end of period	94.4%	93.2%
Number of properties in operation	36	34

Office square feet where leases commenced during quarter (rentable)	641,012	1,955,729
Average mark-to-market percentage-office	5.0%	0.1%
Average starting cash rent per rentable square foot-office	$56.60	$50.18

(1)  Includes wholly-owned and joint venture properties.

Certain Supplemental United States Federal Income Tax Consequences

The following discussion supplements the discussion under the heading “Material United States Federal Income Tax Consequences” in the prospectus, dated as of December 21, 2012,  that forms a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-185626).

New U.S. federal income tax rates went into effect on January 1, 2013 pursuant to the American Taxpayer Relief Act of 2012.  For taxable years beginning on or after January 1, 2013, the maximum tax rate on capital gains of non-corporate taxpayers and qualifying dividends is 20% and the highest marginal tax rate on ordinary income of individuals is 39.6%.

The Foreign Account Tax Compliance Act, which is referred to herein as FATCA, is contained in Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and was originally enacted in 2010. Based on recent Internal Revenue Service guidance, the FATCA rules may impose a U.S. federal withholding tax of 30% on (i) interest, dividends, and certain other withholdable payments from U.S. sources made after June 30, 2014, and (ii) the gross proceeds from the disposition of any property of the type that can produce interest or dividends from U.S. sources occurring after December 31, 2016. FATCA withholding would generally apply to the payments or proceeds paid to certain non-U.S. entities (including, in some circumstances, where such an entity is receiving payment as an intermediary) that fail to comply with certain certification and information reporting requirements. As revised by recent Internal Revenue Service guidance, FATCA withholding will only apply to debt obligations issued after July 1, 2014, unless a debt obligation issued on or before July 1, 2014 is significantly modified and deemed reissued for U.S. federal income tax purposes after July 1, 2014. Prospective investors should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: July 25, 2013